ROGERS CABLE INC.

as Borrower

\- and -

THE TORONTO-DOMINION BANK

as Administration Agent

\- and –

THE LENDERS, WITHDRAWING LENDERS and NEW LENDERS referred to herein

as Lenders

THE TORONTO-DOMINION BANK, THE BANK OF NOVA SCOTIA and ROYAL BANK OF CANADA
Co-Lead Arrangers

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated June 22, 2005

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated June 22, 2005

AMONG:

ROGERS CABLE INC.
as Borrower

OF THE FIRST PART

AND:

THE TORONTO-DOMINION BANK
as Administration Agent

OF THE SECOND PART

AND:

THE LENDERS AS DEFINED HEREIN
as Lenders

OF THE THIRD PART

AND:

THE WITHDRAWING LENDERS AS DEFINED HEREIN
as Withdrawing Lenders

OF THE FOURTH PART

AND:

THE NEW LENDERS AS DEFINED HEREIN
as New Lenders

OF THE FIFTH PART

WHEREAS the Borrower, the Administration Agent and the Lenders named therein entered into a second amended and restated credit agreement dated as of January 31, 2002, as amended by a first amendment dated for reference September 10, 2003 (as so amended, the **"Credit Agreement"**);

AND WHEREAS it is intended that various amendments to the Credit Agreement be effected, in connection with which amendments the Withdrawing Lenders will withdraw from the Credit Agreement and the New Lenders will accede thereto;

AND WHEREAS the necessary consents of the Lenders, the Withdrawing Lenders and the New Lenders have been provided, and as a result the Administration Agent may execute this agreement on behalf of the Lenders;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties agree as follows:

ARTICLE 1
INTERPRETATION

Section 1.1 Defined Terms. Unless otherwise defined herein, any term defined in the Credit Agreement and used herein shall have the meaning set forth in the Credit Agreement. For greater certainty, the term **"Lenders"** includes the Withdrawing Lenders and the New Lenders until such time as they cease to be Lenders in accordance with the terms of the Credit Agreement as amended by this agreement (as so amended, the **"Amended Credit Agreement"**).

Section 1.2 Effectiveness of Agreement. This agreement shall become effective on the date hereof subject to the conditions precedent set forth in section 4.1 having been fulfilled.

Section 1.3 Interpretation. The provisions of sections 1.02, 1.03, 1.04, 1.05 and 1.11 of the Credit Agreement shall apply to this agreement as if fully set forth herein, *mutatis mutandis*.

Section 1.4 Incorporation of Schedules. Schedules A to F annexed hereto and described below shall, for all purposes hereof, form an integral part of this agreement.

A. Commitments

B. Withdrawing Lenders

C. Form of Mutual Release

D. New Lenders

E. Form of Accession Agreement

F. Acceptances

Section 1.5 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, and may be delivered by a party by facsimile or similar means of recorded communication.

Section 1.6 Continuing Effect of Credit Agreement. Except to the extent expressly amended hereby, all remaining terms of the Credit Agreement shall remain in full force and effect, unamended.

ARTICLE 2
CHANGES TO LENDERS

Section 2.1 Withdrawal of Lenders. Subject to section 2.4 of this agreement, by mutual releases of even date in the form of schedule C annexed hereto and executed by the Borrower, the Administration Agent and each of the Lenders (collectively, the **"Withdrawing Lenders"**) named in schedule B annexed hereto, each of the Withdrawing Lenders has agreed with the Borrower that as at the date hereof it will no longer be a party to the Credit Agreement, and has authorized and directed the Administration Agent to confirm its withdrawal by executing this agreement on its behalf.

Section 2.2 Accession of Lenders. By accession agreements of even date in the form of schedule E annexed hereto and executed by the Borrower, the Administration Agent and each of the Lenders (collectively, the **"New Lenders"**) named in schedule D annexed hereto, each of the New Lenders has agreed with the Borrower that as at the date hereof it will become a party to the Credit Agreement providing the Commitment set forth in such accession agreement, and has authorized and directed the Administration Agent to confirm its accession by executing this agreement on its behalf.

Section 2.3 Commitments. Subject to section 2.4 of this agreement, as a result of the withdrawals and accessions set forth in sections 2.1 and 2.2 of this agreement, as at the date hereof the identity of the Lenders as defined in, and their respective Commitments under, the Amended Credit Agreement shall be as set forth in schedule A annexed hereto.

Section 2.4 Existing Acceptances.

(1) Each Acceptance of a Withdrawing Lender described in schedule F annexed hereto (such Acceptances, collectively, the **"Continuing Acceptances"**) will continue outstanding under the applicable Credit Facility until its maturity, at which maturity the Borrower will repay in full all obligations of the Borrower to such Withdrawing Lender under or in respect of such Continuing Acceptances.

(2) Until such payment in full has been made, the Borrower and each Withdrawing Lender shall be entitled to exercise all of their respective rights and remedies and be obligated to perform all of their respective obligations under or in respect of the Continuing Acceptances as if it remained a party to the Credit Agreement and, for such purpose, each relevant Withdrawing Lender and the Borrower hereby covenant to and in favour of the other, as a separate obligation apart from the Credit Agreement, to comply with all provisions of the Credit Agreement applicable to the Continuing Acceptances of such Withdrawing Lender until such payment.

(3) At such time as all obligations of the Borrower to a Withdrawing Lender under or in respect of all Continuing Acceptances of such Withdrawing Lender are repaid in full, the provisions of this section 2.4 shall cease to apply to such Withdrawing Lender.

(4) For greater certainty, the outstanding face amount of all Continuing Acceptances shall be considered to be outstanding under the Credit Agreement and shall be taken into consideration in all calculations thereunder (including, without limitation, compliance with the amount of the Aggregate Credit).

ARTICLE 3
AMENDMENTS TO CREDIT AGREEMENT

Section 3.1 Applicable Margin. The definition of Applicable Margin in section 1.01 of the Credit Agreement shall be replaced in its entirety by the following:

"Applicable Margin" means:

(a) as regards the Tranche A Credit and the Operating Credit:

Where the Total Debt/Annualized Operating Cash Flow Ratio is:	For Floating Rate Loans (expressed in basis points (0.01%) as a rate per annum)	For Acceptances, LIBOR Loans and Letters of Credit [1] (expressed in basis points (0.01%) as a rate per annum [2])
>6.0:1	150.0	275.0
>5.5:1 ≤ 6.0:1	100.0	225.0
>5.0:1 ≤ 5.5:1	50.0	175.0
>4.5:1 ≤ 5.0:1	12.5	137.5
>4.0:1 ≤ 4.5:1	0.0	120.0
>3.5:1 ≤ 4.0:1	0.0	87.5
>3.0:1 ≤ 3.5:1	0.0	75.0
≤ 3.0:1	0.0	62.5

(b) as regards the Tranche B Credit:

Where the Total Debt/Annualized Operating Cash Flow Ratio is:	For Floating Rate Loans (expressed in basis points (0.01%) as a rate per annum)	For Acceptances and LIBOR Loans (expressed in basis points (0.01%) as a rate per annum [2])
>6.0:1	200.0	325.0
>5.5:1 ≤ 6.0:1	150.0	275.0

>5.0:1 ≤ 5.5:1	112.5	237.5
>4.5:1 ≤ 5.0:1	87.5	212.5
>4.0:1 ≤ 4.5:1	57.5	182.5
>3.5:1 ≤ 4.0:1	25.0	150.0
>3.0:1 ≤ 3.5:1	0.0	100.0
≤ 3.0:1	0.0	75.0

1 The Applicable Margin for the portion of the aggregate face amount of Letters of Credit up to Cdn$1 million issued under the Operating Credit shall not exceed 1.20% per annum.

2 Calculated on a 365/366 day basis for Acceptances and Letters of Credit and a 360 day basis for LIBOR Loans.

Any change in the Applicable Margin from that then in effect shall have effect from and after the earlier of (i) the third Banking Day following the date that a certificate is delivered pursuant to section 6.14 which evidences that a change in the Applicable Margin is required by virtue of the provisions hereof, and (ii) the third Banking Day following the date on which a certificate which evidences that a change in the Applicable Margin is so required should have been delivered pursuant to section 6.14, where the Borrower shall have failed to deliver same.

Section 3.2 Aggregate Credit.

(1) The definition of Aggregate Credit in Section 1.01 of the Credit Agreement shall be replaced in its entirety by the following:

"**Aggregate Credit**" at any time means the aggregate principal amount of the Tranche A Credit, the Tranche B Credit and the Operating Credit which may at such time be made available by the Lenders pursuant to this agreement, being Cdn.$1.0 billion plus any increase thereof in accordance with Section 2.01 and less the aggregate of any permanent reductions thereof made pursuant to the provisions of section 2.07, 2.11 or 2.12; for greater certainty, in no event will the aggregate principal amount under the Tranche A Credit and the Operating Credit exceed $600 million.

(2) Section 2.01 of the Credit Agreement shall be replaced in its entirety by the following:

Section 2.01 Lenders' Commitment to Lend.

Subject to the terms and conditions hereof, the Lenders hereby severally establish the following Credit Facilities (in accordance with their respective Commitments):

(a) a credit facility having a Canadian Dollar Value in the maximum principal amount of Cdn.$600 million (the "**Tranche A Credit**"); and

(b) a credit facility having a Canadian Dollar Value in the maximum principal amount, subject to the second paragraph below, of Cdn.$400 million (the "**Tranche B Credit**");

both of which Credit Facilities shall be available to the Borrower on a revolving basis.

It is agreed that TD Bank's Commitment in relation to the Tranche A Credit includes a Credit Facility (the "**Operating Credit**") which shall be available to the Borrower in either Canadian Dollars or US Dollars in a maximum aggregate principal amount having a Canadian Dollar Value of up to Cdn.$10 million (or such lesser amount as the Borrower may from time to time designate in writing to the Administration Agent and to TD Bank), which Credit Facility shall not be repayable until the maturity of the Tranche A Credit and shall be available on a revolving basis. Accordingly, outstanding Borrowings under the Operating Credit will reduce the amount of Borrowings available from TD Bank under the Tranche A Credit. Notwithstanding the foregoing, the maximum amount of the Operating Credit shall be reduced whenever necessary to ensure that Borrowings thereunder and from TD Bank under the Tranche A Credit do not in total exceed TD Bank's Commitment in relation to the Tranche A Credit (determined as if there were no TD Bank Commitment in relation to the Operating Credit). It is agreed that, as at the date hereof, the Existing Letters of Credit form part of the Operating Credit.

The Borrower may, at any time and from time to time when no Default or Event of Default has occurred and is continuing, by written notice to the Administration Agent elect to increase the portion of the Aggregate Credit in relation to the Tranche B Credit by an additional Canadian Dollar Value of up to Cdn.$100 million by increasing the Commitments of one or more existing Lenders in relation to the Tranche B Credit (subject to the agreement of such Lenders) and/or introducing one or more new Lenders, and in which latter event (i) the Commitment of each such new Lender in relation to the Tranche B Credit shall be at least Cdn.$5 million, and (ii) each such new Lender shall execute such instruments as the Administration Agent shall reasonably request whereby such new Lender agrees to be bound by the terms hereof as a Lender, agrees to such Commitment and provides a specific address and telefacsimile number for the purpose of notices as provided in section 10.4.

Section 3.3 Lender. The definition of Lender in section 1.01 of the Credit Agreement shall be replaced in its entirety by the following:

> **"Lender"** means any of the Lenders named on a signature page hereto, any permitted assignee thereof pursuant to section 10.07 and any person becoming a Lender pursuant to the last paragraph of section 2.01, and references herein to the "**Lenders**" shall, except where otherwise provided and subject to section 9.15, be interpreted as referring to all the Lenders.

Section 3.4 Maturity.

(1) Sections 2.11(a) and (b) of the Credit Agreement shall be replaced in their entirety by the following:

> (a) *Tranche A* - The Tranche A Credit shall constitute a revolving term credit and the aggregate principal amount of the Tranche A Credit shall become due and payable in full on July 2, 2010.
>
> (b) *Tranche B* - The Tranche B Credit shall constitute a revolving term credit and the aggregate principal amount of the Tranche B Credit shall become due and payable in full on July 2, 2010.

(2) Section 2.11(c) of the Credit Agreement shall be deleted in its entirety.

(3) The last sentence of section 2.12 of the Credit Agreement shall be deleted in its entirety.

Section 3.5 Letters of Credit. Section 2.13 of the Credit Agreement shall be amended by changing, "January 2, 2009" in the first paragraph to read, "July 2, 2010".

Section 3.6 Reporting.

(1) Section 6.13 of the Credit Agreement shall be amended by:

> (a) changing the phrase, "annual audited unconsolidated financial statements of each of the Restricted Subsidiaries" to read, "annual unaudited unconsolidated financial statements of each of the Restricted Subsidiaries"; and
>
> (b) deleting the words, ", illustrating the calculations of the ratio referred to in section 7.07(d), demonstrating compliance with such section or, if applicable, non-compliance with such section and providing an explanation for such non-compliance,".

(2) Sections 6.15 and 6.16 of the Credit Agreement shall each be amended by changing "60 days" to read "120 days".

Section 3.7 Financial Tests. Section 7.07 of the Credit Agreement shall be replaced in its entirety by the following:

The Borrower shall not:

(a) on a Consolidated basis permit the Total Debt/Annualized Operating Cash Flow Ratio to be greater than the following:

At the end of any of the following Quarters:	Maximum Total Debt/Annualized Operating Cash Flow Ratio
At the end of each Quarter beginning with the Quarter ending June 30, 2005 up to and including the Quarter ending June 30, 2006	6.25:1
At the end of each Quarter beginning with the Quarter ending September 30, 2006 up to and including the Quarter ending June 30, 2007	6.00:1
At the end of each Quarter beginning with the Quarter ending September 30, 2007 up to and including the Quarter ending June 30, 2009	5.75:1
thereafter at the end of any Quarter	5.50:1

(b) on a Consolidated basis permit the Senior Debt/Annualized Operating Cash Flow Ratio to be greater than the following:

At the end of any of the following Quarters:	Maximum Senior Debt/Annualized Operating Cash Flow Ratio
At the end of each Quarter beginning with the Quarter ending June 30, 2005 up to and including the Quarter ending June 30, 2006	5.75:1
At the end of each Quarter beginning with the Quarter ending September 30, 2006 up to and including the Quarter ending June 30, 2007	5.50:1

At the end of each Quarter beginning with the Quarter ending September 30, 2007 up to and including the Quarter ending June 30, 2009	5.25:1
thereafter at the end of any Quarter	5.00:1

(c) on a Consolidated basis permit the Quarterly Operating Cash Flow/Fixed Charges Ratio to fall below 1.75:1 at the end of any Quarter;

provided that each of the ratios set forth in (a) and (b) above may be exceeded by no more than an additional 0.50:1 at the end of any particular Quarter (in this proviso, the **"test Quarter"**) for periods, each of which may be up to four consecutive Quarters (each, a **"Stepped-Up Period"**) in support of acquisitions under the following conditions:

(d) the Total Debt/Annualized Operating Cash Flow Ratio as at the end of the test Quarter does not exceed 6.50:1;

(e) the Senior Debt/Annualized Operating Cash Flow Ratio as at the end of the test Quarter does not exceed 6.00:1;

(f) the Borrower had not availed itself of the relaxation afforded by this proviso within either of the two Quarters immediately preceding the commencement of a Stepped-Up Period; and

(g) in the event that the Borrower has issued equity within six months after such acquisitions in an amount sufficient to fund the total amount thereof, the ability of the Borrower to avail itself of the relaxation afforded by this proviso as a result of such acquisitions shall terminate after the end of the Quarter immediately following the Quarter in which such equity was received.

Section 3.8 **Assignments.** Section 10.07(d) of the Credit Agreement shall be amended:

(1) by changing the amount of "Cdn.$10 million" in section 10.07(d)(i) to read "Cdn.$5 million";

(2) by inserting in section 10.07(d)(i), after the words "Cdn. $250 million and provided that" the words, ", except for an assignment to an affiliate that is under 100% common ownership with the assignor Lender,"; and

(3) by changing the amount of "Cdn.$5,000" in section 10.07(d)(ii) to read "Cdn.$3,500".

Section 3.9 Address. The address for the Administration Agent set forth in section 10.4 of the Credit Agreement shall be changed to read as follows:

Administration Agent

The Toronto Dominion Bank
Investment Banking
77 King Street West
Royal Trust Tower, 18th Floor
Toronto Dominion Centre
Toronto, Ontario
M5K 1A2

Attention: Vice President, Loan Syndications - Agency
Fax No. 416-982-5535

ARTICLE 4
CONDITIONS

Section 4.1 Conditions. The effectiveness of the amendments and transactions herein contemplated are subject to compliance with each of the following conditions precedent, which conditions are inserted for the sole and exclusive benefit of the Lenders and may be waived by the Administration Agent in writing on behalf of and at the written direction of all of the Lenders:

(1) the representations and warranties set out in Article 5 of the Credit Agreement shall be true and correct in all material respects (except where expressed to be given only as of a specified date);

(2) no Default shall have occurred and be continuing;

(3) this agreement shall have been executed and delivered by the Borrower and the Administration Agent (for greater certainty, in all capacities herein contemplated);

(4) the Administration Agent and the Lenders shall have received payment of all fees and all reimbursable expenses then due as set forth in a fee agreement of even date between the Borrower and the Administration Agent;

(5) save as set forth in section 2.4 of this agreement, all obligations of the Borrower to the Withdrawing Lenders under the Credit Agreement shall have been repaid in full, or arrangements therefore satisfactory to the Withdrawing Lenders, the Borrower and the Administration Agent shall have been made; and

(6) the Administration Agent shall have received the following:

(a) certified copies of the constating documents of the Borrower and the Restricted Subsidiary;

(b) a certificate of status, certificate of good standing or similar certificate with respect to the jurisdiction of incorporation of the Borrower and the Restricted Subsidiary and, with respect to the Restricted Subsidiary only, extra-provincial registration in Newfoundland and New Brunswick;

(c) an incumbency certificate for the Borrower;

(d) certified copies of all documentation evidencing that necessary action, corporate or otherwise has been taken by the Borrower to authorize the execution, delivery and performance of this agreement;

(e) an Officers' certificate on behalf of the Borrower confirming section 4.1(1) and (2) of this agreement; and

(f) an opinion of Borrower's Counsel satisfactory to the Lenders, acting reasonably; and

(g) an opinion of Lenders' Counsel satisfactory to the Lenders, acting reasonably.

IN WITNESS WHEREOF the parties have caused this agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

ROGERS CABLE INC.

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

ADMINISTRATION AGENT:

THE TORONTO-DOMINION BANK

Per: ______________________
Authorized Signatory

LENDERS:

BY THE TORONTO-DOMINION BANK, THE ADMINISTRATION AGENT, ON BEHALF OF THE LENDERS UNDER THE CREDIT AGREEMENT

Per: ______________________
Authorized Signatory

WITHDRAWING LENDERS:

BY THE TORONTO-DOMINION BANK, THE ADMINISTRATION AGENT, ON BEHALF OF THE WITHDRAWING LENDERS DELIVERING THE MUTUAL RELEASES REFERRED TO IN SECTION 2.1 ABOVE

Per: ______________________
Authorized Signatory

NEW LENDERS:

BY THE TORONTO-DOMINION BANK, THE ADMINISTRATION AGENT, ON BEHALF OF THE NEW LENDERS DELIVERING THE ACCESSION AGREEMENTS REFERRED TO IN SECTION 2.2 ABOVE

Per: ____________________________
Authorized Signatory

SCHEDULE A

COMMITMENTS

Lenders	Tranche A Credit **	Tranche B Credit	Total Commitment
	Cdn $	Cdn $	Cdn$
The Toronto-Dominion Bank	$ 90,000,000.00	$ 60,000,000.00	$ 150,000,000.00
JPMorgan Chase Bank, N.A., Toronto Branch	$ 75,000,000.00	$ 50,000,000.00	$ 125,000,000.00
The Bank of Nova Scotia	$ 90,000,000.00	$ 60,000,000.00	$ 150,000,000.00
Royal Bank of Canada	$ 90,000,000.00	$ 60,000,000.00	$ 150,000,000.00
Canadian Imperial Bank of Commerce	$ 60,000,000.00	$ 40,000,000.00	$ 100,000,000.00
Citibank N.A. Canadian Branch	$ 60,000,000.00	$ 40,000,000.00	$ 100,000,000.00
Bank of Montreal	$ 45,000,000.00	$ 30,000,000.00	$ 75,000,000.00
Société Générale (Canada)	$ 30,000,000.00	$ 20,000,000.00	$ 50,000,000.00
Sumitomo Mitsui Banking Corporation of Canada	$ 30,000,000.00	$ 20,000,000.00	$ 50,000,000.00
GE Canada Finance Holding Company	$ 30,000,000.00	$ 20,000,000.00	$ 50,000,000.00
	$ 600,000,000.00	$ 400,000,000.00	$1,000,000,000.00

** The Tranche A Commitment includes the amount of the Operating Credit which is being provided as to 100% by The Toronto-Dominion Bank

SCHEDULE B

WITHDRAWING LENDERS

Mizuho Corporate Bank (Canada)

Bank of Tokyo-Mitsubishi (Canada)

National Bank of Canada

Sun Life Assurance Company of Canada

Morgan Stanley Senior Funding, Inc.
Canadian Division

SCHEDULE C

FORM OF MUTUAL RELEASE

MUTUAL RELEASE

Dated June 22, 2005

The parties refer to:

a) the second amended and restated loan agreement dated as of January 31, 2002 among Rogers Cable Inc. as Borrower, the lenders named therein and The Toronto-Dominion Bank as administration agent, as amended by a first amendment dated for reference September 10, 2003 (as so amended, the **"Existing Credit Agreement"**); and

b) the second amendment to second amended and restated loan agreement of even date among Rogers Cable Inc. as Borrower and The Toronto-Dominion Bank as administration agent and on behalf of the Lenders (as defined therein) and other persons as therein set forth (the **"Second Amendment"**).

FOR VALUE RECEIVED, the parties hereby agree as follows:

1. As used herein:
   a. **"Amended Credit Agreement"** shall mean the Existing Credit Agreement, as amended on the date hereof by the Second Amendment and as further amended, supplemented, restated and replaced from time to time; and
   b. **"Lenders"** shall have the meaning set forth in the Amended Credit Amendment.

2. The undersigned, ● (the **"Withdrawing Lender"**), hereby confirms that, subject to section 3, as at the date hereof it will cease to be a Lender party to the Amended Credit Agreement as expressly provided in the Second Amendment, and its Commitment (the **"Withdrawing Lender's Commitment"**) will be withdrawn in its entirety.

3. Each Acceptance of the Withdrawing Lender described in schedule A annexed hereto (such Acceptances, collectively, the **"Continuing Acceptances"**) will continue outstanding under the applicable Credit Facility until its maturity, at which maturity the Borrower will repay in full all obligations of the Borrower to the Withdrawing Lender under or in respect of such Continuing Acceptances.

Until such payment in full has been made, the Borrower and the Withdrawing Lender shall be entitled to exercise all of their respective rights and remedies and be obligated to perform all of their respective obligations under or in respect of the Continuing Acceptances as if the Withdrawing Lender remained a party to the Amended Credit Agreement and, for such purpose, the Withdrawing Lender and the Borrower hereby covenant to and in favour of the other, as a separate obligation apart from the Amended Credit Agreement, to comply with

all provisions of the Amended Credit Agreement applicable to the Continuing Acceptances until such payment.

At such time as all obligations of the Borrower to the Withdrawing Lender under or in respect of all Continuing Acceptance are repaid in full, the provisions of this section 3 shall cease to apply.

4. The Withdrawing Lender appoints and authorizes the Administration Agent to execute and deliver the Second Amendment on its behalf as a Withdrawing Lender named in schedule B annexed thereto.

5. The Administration Agent on behalf of each of the Lenders other than the Withdrawing Lender, hereby releases and forever discharges the Withdrawing Lender of and from all claims, demands, obligations and liabilities arising under, by reason of, or in connection with the obligations and liabilities of the Withdrawing Lender under the Credit Agreement or the Amended Credit Agreement, other than claims, demands, obligations and liabilities arising under, by reason of, or in connection with any default on the part of the Withdrawing Lender under the Credit Agreement or the Amended Credit Agreement.

6. Except as contemplated by section 3, the Withdrawing Lender hereby releases and forever discharges the Administration Agent and the other Lenders of and from all claims, demands, obligations and liabilities arising under, by reason of, or in connection with the obligations and liabilities of the Administration Agent and such other Lenders in relation to the Withdrawing Lender's Commitment.

7. The Withdrawing Lender's release and withdrawal, as constituted by this agreement, is irrevocable and shall become effective immediately upon the date hereof (and, for greater certainty, subject to satisfaction of the conditions set forth on section 4.1 of the Second Amendment), subject to the continuing rights of the Withdrawing Lender under section 3.

8. This agreement shall be governed by, and construed in accordance with the laws of the Province of Ontario, Canada.

9. This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this agreement by telecopier shall be effective as delivery of a manually executed counterpart of this agreement.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officers.

ROGERS CABLE INC.
as Borrower

By: ____________________________
Name:
Title:

By: ____________________________
Name:
Title:

THE TORONTO-DOMINION BANK
as Administration Agent

By: ____________________________
Name:
Title:

[WITHDRAWING LENDER **]**
as Withdrawing Lender

By: ____________________________
Name:
Title:

Schedule A

Continuing Acceptances

Acceptances Maturing July 7/05	Acceptances Maturing July 14/05
$[**Amount**]	$[**Amount**]

SCHEDULE D

NEW LENDERS

Sumitomo Mitsui Banking Corporation of Canada

GE Canada Finance Holding Company

SCHEDULE E

FORM OF ACCESSION AGREEMENT

ACCESSION AGREEMENT

Dated June 22, 2005

The parties refer to:

a) the second amended and restated loan agreement dated as of January 31, 2002 among Rogers Cable Inc. as Borrower, the lenders named therein and The Toronto-Dominion Bank as administration agent, as amended by a first amendment dated for reference September 10, 2003 (as so amended, the **"Existing Credit Agreement"**); and

b) the second amendment to second amended and restated loan agreement of even date among Rogers Cable Inc. as Borrower and The Toronto-Dominion Bank as administration agent and on behalf of the Lenders (as defined therein) and other persons as therein set forth (the **"Second Amendment"**).

FOR VALUE RECEIVED, the parties hereby agree as follows:

1. As used herein:

    a. **"Amended Credit Agreement"** shall mean the Existing Credit Agreement, as amended on the date hereof by the Second Amendment and as further amended, supplemented, restated and replaced from time to time; and

    b. **"Lenders"** shall have the meaning set forth in the Amended Credit Amendment.

2. The undersigned, ● (the **"New Lender"**), hereby confirms that as at the date hereof it will become a Lender party to the Amended Credit Agreement.

3. The New Lender, for the benefit of the Administration Agent and all other Lenders from time to time:

    a. confirms that it has received a copy of the Existing Credit Agreement and the Second Amendment, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this agreement;

    b. agrees that it will, independently and without reliance upon the Administration Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own

credit decisions in taking or not taking action under the Amended Credit Agreement;

c. appoints and authorizes the Administration Agent to take such action on its behalf and to exercise such powers and discretion under the Amended Credit Agreement as are delegated to the Administration Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;

d. in addition to any appointment and authorization contemplated by the preceding item, appoints and authorizes the Administration Agent to execute and deliver the Second Amendment on its behalf as a New Lender named in schedule D annexed thereto; and

e. specifies as its address for notice and payments its office at the address set forth on Appendix 1 hereto.

4. The New Lender agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

5. The New Lender's agreement to become a Lender, as constituted by this agreement, is irrevocable. The New Lender shall become a Lender, and shall be bound by the obligations and entitled to the benefits in the Amended Credit Agreement, immediately upon the date hereof, on which date the New Lender:

   a. shall pay to the Administration Agent such amount as shall be advised by the Administration Agent as necessary in order that the New Lender's share of Borrowings be in the proper proportion as required by the Amended Credit Agreement (having regard, *inter alia*, to the provisions of section 2.4 of the Second Amendment); and

   b. shall become entitled, *inter alia*, to receive commitment fees in accordance with the Amended Credit Agreement in respect of its proportionate share of the Aggregate Credit that is on any day not the subject of a Borrowing.

6. This agreement shall be governed by, and construed in accordance with the laws of the Province of Ontario, Canada.

7. This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this agreement by telecopier shall be effective as delivery of a manually executed counterpart of this agreement.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officers.

ROGERS CABLE INC.
as Borrower

By: ____________________________

Name:
Title:

By: ____________________________

Name:
Title:

THE TORONTO-DOMINION BANK
as Administration Agent

By: ____________________________

Name:
Title:

[NEW LENDER **]**
as New Lender

By: ____________________________

Name:
Title:

Appendix 1

Address for Notice and Payments

SCHEDULE F

ACCEPTANCES

Withdrawing Lenders	Acceptances Maturing July 7/05	Acceptances Maturing July 14/05
Mizuho Corporate Bank (Canada)	$ 700,000.00	$ 1,300,000.00
Bank of Tokyo-Mitsubishi (Canada)	$ 700,000.00	$ 1,300,000.00
National Bank of Canada	$ 700,000.00	$ 1,300,000.00
Sun Life Assurance Company of Canada	$ 500,000.00	$ 900,000.00
Morgan Stanley Senior Funding, Inc. Canadian Division	$ 400,000.00	$ 700,000.00